Exhibit 10.2
EXCHANGE AGREEMENT
This EXCHANGE AGREEMENT (the “Agreement”) is by and between Viggle Inc., a Delaware corporation (the “Company”), and the investor listed on the signature page hereto (the “Holder”), and is effective on the date set forth on the signature page of the Company hereto.
RECITALS
A.     The Holder is the owner of (i) _____ shares of Common Stock (collectively, the “Prior Shares”) and (ii) warrants previously issued by the Company to purchase up to ____ shares of Common Stock at an exercise price of $__ per share (the “Warrants”). The Warrants together with the Prior Shares shall collectively be referred to as the “Prior Securities”). The Holder previously invested $_____ to purchase the Prior Securities.
B.    The Company has authorized the issuance of (i) a series of preferred stock entitled the “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), which Series A Preferred Stock is convertible into shares of Common Stock in accordance with the terms of the Series A Preferred Stock (as converted, collectively, the “Series A Conversion Shares”) and (ii) a series of preferred stock entitled the “Series B Convertible Preferred Stock” (the “Series B Preferred Stock” and together with the Series A Preferred Stock, collectively the “Preferred Stock”), which Series B Preferred Stock is convertible into shares of Common Stock in accordance with the terms of the Series B Preferred Stock (as converted, collectively, the “Series B Conversion Shares” and together with the Series A Conversion Shares, collectively the “Conversion Shares”).

C.    The rights, preferences and other terms and provisions of (i) the Series A Preferred Stock are set forth in the Certificate of Designations of Series A Convertible Preferred Stock in the form attached hereto as Exhibit A (the “Series A Certificate of Designations”) and (ii) the Series B Preferred Stock are set forth in the Certificate of Designations of Series B Convertible Preferred Stock in the form attached hereto as Exhibit B (the “Series B Certificate of Designations” and together with the Series A Certificate of Designations, collectively the “Certificates of Designations”).

D.    The Company desires that the Holder exchange the Prior Securities for the Preferred Shares on the terms set forth herein.
AGREEMENT
NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holder hereby agree as follows:
1.Exchange. Simultaneously with the execution and delivery of this Agreement, the Holder shall exchange the Prior Securities with the Company for, and in exchange therefor the Company shall issue to the Holder, (i) ___ shares of Series A Preferred Stock (such shares of Series

A Preferred Stock issued to the Holder pursuant to this Agreement are referred to herein as the “Series A Preferred Shares”) and (ii) ____ shares of Series B Preferred Stock (such shares of Series B Preferred Stock issued to the Holder pursuant to this Agreement are referred to herein as the “Series B Preferred Shares” and together with the Series A Preferred Shares are referred to herein as the “Preferred Shares” or the “Securities”). “Common Stock” means (i) the shares of common stock of the Company, $0.001 par value per share, and (ii) any capital stock into which such shares of common stock shall have been changed or any share capital resulting from a reclassification of such shares of common stock. It is expressly understood and agreed that the Prior Securities shall be automatically cancelled simultaneously with the execution and delivery of this Agreement by the parties hereto. The Holder shall, within ten (10) Business Days (as defined in the Series A Certificate of Designations) after the date hereof, deliver the Prior Securities to the Company. Within ten (10) Business Days after the date hereof, the Company shall deliver to the Holder (x) one or more stock certificates evidencing the Series A Preferred Shares and (y) one or more stock certificates evidencing the Series B Preferred Shares, in each case, duly executed on behalf of the Company.
2.Representations and Warranties of the Company. The Company represents and warrants to the Holder that:
(a)Organization and Qualification. The Company is an entity duly organized and validly existing and in good standing under the laws of the jurisdiction in which it was formed and has the requisite power and authorization to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. “Material Adverse Effect” means any material adverse effect on the business, properties, assets, liabilities, operations (including results thereof) or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole. “Subsidiaries” means any Person (as defined below) in which the Company, directly or indirectly, owns 100% of the outstanding capital stock or holds 100% of the equity or similar interests of such Person, and each of the foregoing, is individually referred to herein as a “Subsidiary.”
(b)Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents (as defined below) to which it will be a party and to issue the Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by the Company’s board of directors, and (other than the filing with the Securities and Exchange Commission (the “SEC”) or any state securities agencies of any required filings (collectively, the “Required Filings”)) no further filing, consent or authorization is required by the Company, its board of directors or its stockholders. This Agreement and the other Transaction Documents to which the Company is a party have been duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law. “Transaction Documents” means, collectively, this Agreement and the Certificates of Designations, as each may be amended from time to time.
(a)    Issuance of Securities. The issuance of the Preferred Shares is duly authorized, and upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof. Upon conversion in accordance with the terms of the Series A Certificate of Designations, the Series A Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon conversion in accordance with the terms of the Series B Certificate of Designations, the Series B Conversion Shares, when issued, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Holder in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).
(b)    No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby will not (i) result in a violation of the Company’s certificate of incorporation, as amended and as in effect on the date hereof, or the Company’s bylaws, as amended and as in effect on the date hereof, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or any of its Subsidiaries other than, in the case of clauses (ii) and (iii) above, conflicts, defaults, rights or violations that could not reasonably be expected to have a Material Adverse Effect.
(c)    Consents. The Company is not required to obtain any consent from, authorization or order of, or make any filing or registration with (other than the Required Filings), any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under the Transaction Documents, in each case, in accordance with the terms thereof.

(d)    Solicitation Fees. There are no solicitation fees, brokerage commissions, finder’s fees or other similar fees or commissions payable in connection with the transaction with the Holder contemplated by this Agreement based on any agreement, arrangement or understanding with Company or any action taken by Company.
3.    Holder’s Representations and Warranties. Holder represents and warrants to the Company that:
(a)    Organization; Authority. The Holder, if the Holder is an entity, is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. The Holder has the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)    No Public Sale or Distribution. The Holder (i) is acquiring the Preferred Shares and (ii) upon conversion of the Preferred Shares will acquire the Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, the Holder does not agree, or make any representation or warranty, to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. The Holder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities in violation of applicable securities laws. “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.
(c)    Accredited Investor Status. The Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.
(d)    Reliance on Exemptions. The Holder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Securities.
(e)    Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and its Subsidiaries and materials relating to the offer and acquisition of the Securities which have been requested by the Holder. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company and each of its Subsidiaries. The Holder understands that its acquisition of the Securities involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.
(f)    No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the acquisition of the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)    Transfer or Resale. The Holder understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) the Holder shall have delivered to the Company an opinion of counsel to the Holder, that is reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Holder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.
(h)    Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Holder and constitutes the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)    No Conflicts. The execution, delivery and performance by the Holder of this Agreement and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder (if the Holder is an entity), (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Holder, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder or thereunder.
(j)    Transfer of Prior Securities. The Holder will transfer the Prior Securities to the Company free and clear of all liens, encumbrances, pledges, options and other rights of any kind and description (except for liens, encumbrances, pledges, options and other rights and restrictions imposed by applicable securities laws, the terms of the Prior Securities and agreements entered into with the Company relating to the Holder’s acquisition of the Prior Securities from the Company).
4.    Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holder, the Company and Persons acting on their behalf solely with respect to the matters contained herein, and this Agreement contains the entire understanding of the parties solely with respect to the matters covered herein.
5.    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in Wilmington, Delaware, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall (i) be deemed to limit in any way any right to serve process in any manner permitted by law or (ii) be deemed, or operate, to preclude any party from bringing suit or taking other legal action against any other party to any of the Transaction Documents in any other jurisdiction to collect on such other party’s obligations to such party or to enforce a judgment or other court ruling in favor of such party. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.
6.    Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.Construction; Survival. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. The representations and warranties shall survive the consummation of the transactions contemplated by this Agreement for a period of two (2) years thereafter, and the covenants and agreements shall survive the consummation of the transactions contemplated by this Agreement. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to numbers in this Agreement that relate to the Common Stock or any of the Preferred Stock shall be automatically adjusted for stock splits, stock dividends, stock combinations and other similar transactions that occur with respect to the Common Stock or any of the Preferred Stock (as the case may be) after the date of this Agreement. Unless expressly indicated otherwise, all section references are to sections of this Agreement.
7.    Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.
8.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Neither party hereto shall assign this Agreement or any rights hereunder, or delegate any obligations hereunder, without the prior written consent of the other party hereto (which may be granted or withheld in such other party’s sole discretion). This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
9.    Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
10.    Expenses. Each party to this Agreement shall bear its own expenses in connection with the transactions contemplated by this Agreement.
11.    Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).
12.    Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.
13.    Currency. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Transaction Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Transaction Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.
14.    Disclosure of Transactions. The Company shall, on or before 9:00 a.m. New York time, on the fourth (4th) Business Day following the date of this Agreement, file a Current Report on Form 8‑K describing all the material terms of the transactions contemplated by this Agreement in the form required by the Securities Exchange Act of 1934, as amended, and attaching all the material Transaction Documents.
15.    Legends; Legend Removal.
(a)    The Holder understands that the Securities have been issued (or will be issued in the case of the Conversion Shares) pursuant to an exemption from registration or qualification under the 1933 Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):
[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD,

TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.
(b)    Certificates evidencing the Securities shall not be required to contain the legend set forth in Section 16(a) above or any other legend (i) following any sale of such Securities pursuant to an effective registration statement containing a usable prospectus or (ii) following any sale of such Securities pursuant to Rule 144 (provided that the Holder provides the Company with reasonable assurances (which shall include, without limitation, customary representation letters and an opinion of counsel that are reasonable satisfactory to the Company) that such Securities were properly sold pursuant to, and in compliance with, Rule 144). If a legend is not required pursuant to the foregoing, the Company shall no later than ten (10) Business Days following the delivery by the Holder to the Company of a legended certificate representing such Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from the Holder as may be required above in this Section 16(b), as directed by the Holder, either: (A) provided that the Company and its transfer agent are participating in The Depositary Trust Company’s (“DTC”) Fast Automated Securities Transfer Program, credit the aggregate number of Conversion Shares to which the Holder shall be entitled to the Holder’s balance account with DTC through its Deposit/Withdrawal at Custodian system or (B) if the Company or its transfer agent are not participating in the DTC Fast Automated Securities Transfer Program or if Preferred Shares were sold, issue and deliver (via reputable overnight courier) to the Holder, a certificate representing such Securities that are free from all restrictive and other legends, registered in the name of the Holder.
16.    Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) when sent, if sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); (iii) when sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iv) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:
If to the Company:
Viggle Inc.
902 Broadway, 11th Floor

New York, New York 10022
E-mail: mitch@viggle.com
Facsimile: (212) 750-3034
Attention: Mitchell J. Nelson

With a copy (for informational purposes only) to:
Greenberg Traurig, LLP
200 Park Avenue
New York, New York 10166
E-mail: blockd@gtlaw.com
Facsimile: (212) 801-6400
Attention: Dennis J. Block, Esq.

If to the Holder:

At the address set forth on the signature page hereto

or to such other address, facsimile number and/or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date and recipient facsimile number or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iv) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (iii) above.
[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
COMPANY:
VIGGLE INC.

By:	Name: Title:

Date: _______________________________

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.
HOLDER:

__________________________
Name: __________________

Address: